Exhibit 99.1
Open Lending Reports Second Quarter 2023 Financial Results

AUSTIN, Texas, August 8, 2023 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today reported financial results for its second quarter of 2023.

“We are pleased to have reported results ahead of our expectations again in the second quarter, including the certification of 34,354 loans,” said Keith Jezek, CEO of Open Lending. “Our intense focus on optimizing sales channels, enhancing our technology offering and attracting and retaining top talent drove positive results for the quarter and puts us in a position to capture pent-up demand when the industry inevitably recovers.”

Three Months Ended June 30, 2023 Highlights
•The Company facilitated 34,354 certified loans during the second quarter of 2023, compared to 44,531 certified loans in the second quarter of 2022
•Total revenue was $38.2 million during the second quarter of 2023, compared to $52.0 million in the second quarter of 2022
•Gross profit was $32.0 million during the second quarter of 2023, compared to $47.0 million in the second quarter of 2022
•Net income was $11.4 million during the second quarter of 2023, compared to $23.1 million in the second quarter of 2022
•Adjusted EBITDA was $20.7 million during the second quarter of 2023, compared to $34.0 million in the second quarter of 2022

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”

Third Quarter 2023 Outlook
Based on trends into third quarter 2023, the Company is issuing guidance ranges as follows:

Total Certified Loans	26,000 - 30,000
Total Revenue	$29 - $34 million
Adjusted EBITDA	$13 - $17 million

The guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. See “Forward-Looking Statements” below.

Conference Call
Open Lending will host a conference call to discuss the second quarter 2023 financial results today at 5:00 pm ET. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (844) 512-2921, or for international callers (412) 317-6671; the conference ID is 10180171. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.

Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to market trends, consumer behavior and demand for automotive loans, as well as future financial performance under the heading “Third Quarter 2023 Outlook” above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; failure to realize the anticipated benefits of the business combination with Nebula Acquisition Corporation; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause their assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA, Adjusted EBITDA margin and Adjusted operating cash flows internally in analyzing our financial results and believes these measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

The Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, these measures provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain non-recurring variable charges. Adjusted EBITDA is defined as GAAP net income excluding interest expense, income taxes, depreciation and amortization expense of property and equipment, and share-based compensation expense. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue. Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.

Contact:
ICR for Open Lending
Investors
openlending@icrinc.com

OPEN LENDING CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$224,445	$204,450
Restricted cash	5,337	4,069
Accounts receivable, net	6,329	5,721
Current contract assets, net	33,651	54,429
Income tax receivable	11,764	9,714
Other current assets	2,980	2,361
Total current assets	284,506	280,744
Property and equipment, net	3,013	2,573
Operating lease right-of-use asset, net	4,305	4,610
Contract assets	26,004	21,001
Deferred tax asset, net	63,346	65,128
Other assets	5,626	5,575
Total assets	$386,800	$379,631
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$30	$288
Accrued expenses	7,491	6,388
Current portion of debt	3,750	3,750
Third-party claims administration liability	5,318	4,055
Other current liabilities	1,379	626
Total current liabilities	17,968	15,107
Long-term debt, net of deferred financing costs	141,984	143,683
Operating lease liabilities	3,775	4,082
Other liabilities	3,923	3,935
Total liabilities	167,650	166,807
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 120,696,156 shares outstanding as of June 30, 2023 and 128,198,185 shares issued and 123,646,059 shares outstanding as of December 31, 2022	1,282	1,282
Additional paid-in capital	501,374	499,625
Accumulated deficit	(191,910)	(215,819)
Treasury stock at cost, 7,502,029 shares at June 30, 2023 and 4,552,126 at December 31, 2022	(91,596)	(72,264)
Total stockholders’ equity	219,150	212,824
Total liabilities and stockholders’ equity	$386,800	$379,631

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Profit share	$17,809	$29,157	$36,411	$57,467
Program fees	17,893	20,731	35,194	40,457
Claims administration and other service fees	2,452	2,156	4,910	4,188
Total revenue	38,154	52,044	76,515	102,112
Cost of services	6,117	5,085	11,548	9,873
Gross profit	32,037	46,959	64,967	92,239
Operating expenses
General and administrative	10,971	7,968	21,166	15,450
Selling and marketing	4,218	3,994	8,627	7,727
Research and development	1,128	2,188	2,358	4,011
Total operating expenses	16,317	14,150	32,151	27,188
Operating income	15,720	32,809	32,816	65,051
Interest expense	(2,655)	(1,124)	(5,042)	(1,927)
Interest income	2,452	22	4,516	47
Other expense, net	(6)	—	(6)	—
Income before income taxes	15,511	31,707	32,284	63,171
Income tax expense	4,140	8,581	8,375	16,891
Net income	$11,371	$23,126	$23,909	$46,280
Net income per common share
Basic	$0.09	$0.18	$0.20	$0.37
Diluted	$0.09	$0.18	$0.20	$0.37
Weighted average common shares outstanding
Basic	120,648,658	126,221,689	121,878,503	126,218,710
Diluted	121,540,094	126,222,366	122,456,565	126,219,115

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$23,909	$46,280
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	4,163	2,269
Depreciation and amortization of property and equipment	496	447
Amortization of debt issuance costs	210	167
Non-cash operating lease cost	305	285
Deferred income taxes	1,782	(998)
Other	6	—
Changes in assets & liabilities:
Accounts receivable, net	(608)	(435)
Contract assets, net	15,775	6,208
Other current and non-current assets	(633)	1,477
Accounts payable	(259)	(885)
Accrued expenses	857	2,094
Income tax receivable, net	(2,133)	(2,964)
Operating lease liabilities	(272)	(240)
Third-party claims administration liability	1,263	(13)
Other current and non-current liabilities	718	(105)
Net cash provided by operating activities	45,579	53,587
Cash flows from investing activities
Purchase of property and equipment	(77)	(70)
Capitalized software development costs	(766)	(294)
Net cash used in investing activities	(843)	(364)
Cash flows from financing activities
Payments on term loans	(1,875)	(1,562)
Shares repurchased	(21,323)	—
Shares withheld for taxes related to restricted stock units	(275)	(63)
Net cash (used in) provided by financing activities	(23,473)	(1,625)
Net change in cash and cash equivalents and restricted cash	21,263	51,598
Cash and cash equivalents and restricted cash at the beginning of the period	208,519	119,509
Cash and cash equivalents and restricted cash at the end of the period	$229,782	$171,107
Supplemental disclosure of cash flow information:
Interest paid	$4,974	$1,756
Income tax paid (refunded), net	$8,726	$20,853
Non-cash investing and financing:
Property and equipment accrued but not paid	$—	$21
Share-based compensation for capitalized software development	$42	$—
Capitalized software development costs accrued but not paid	$59	$27
Accrued excise tax associated with share repurchases	$190	$—

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$11,371	$23,126	$23,909	$46,280
Non-GAAP adjustments:
Interest expense	2,655	1,124	5,042	1,927
Income tax expense	4,140	8,581	8,375	16,891
Depreciation and amortization of property and equipment	252	226	496	447
Share-based compensation	2,319	988	4,163	2,269
Total adjustments	9,366	10,919	18,076	21,534
Adjusted EBITDA	$20,737	$34,045	$41,985	$67,814
Total revenue	$38,154	$52,044	$76,515	$102,112
Adjusted EBITDA margin	54%	65%	55%	66%

Adjusted operating cash flows(1)
Adjusted EBITDA	$20,737	$34,045	$41,985	$67,814
CAPEX	(508)	(178)	(843)	(364)
Decrease (increase) in contract assets, net	6,287	704	15,775	6,208
Adjusted operating cash flows	$26,516	$34,571	$56,917	$73,658
(1) Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.